EXHIBIT 11
                                     AMGEN INC.
                          COMPUTATION OF PER SHARE EARNINGS
                                 PRIMARY COMPUTATION
                        (In thousands except per share data)
                                     (Unaudited)

                                   Three Months Ended     Nine Months Ended
                                      September 30,         September 30,
                                    1994       1993       1994       1993
                                  --------   --------   --------   --------
       Income before cumulative
         effect of a change in
         accounting principle     $113,956   $102,692   $314,880   $283,476
       Cumulative effect of a
         change in accounting
         principle                       -          -          -      8,738
                                  --------   --------   --------   --------
       Net income                 $113,956   $102,692   $314,880   $292,214
                                  ========   ========   ========   ========
       Applicable common and
         common stock equivalent
         shares:
       Weighted average shares
         of common stock
         outstanding during
         the period                132,894    134,952    133,312    135,701

       Incremental number of
         shares outstanding
         during the period
         resulting from the
         assumed exercises of
         stock options and
         warrants                    6,352      7,467      6,709      8,366
                                  --------   --------   --------   --------
       Weighted average shares
         of common stock and
         common stock equivalents
         outstanding
         during the period         139,246    142,419    140,021    144,067
                                  ========   ========   ========   ========
       Earnings   per    common
       share primary:
       Income before cumulative
         effect of a change
         in accounting
         principle               $     .82  $   .72     $   2.25   $   1.97
       Cumulative effect of a
         change in accounting
         principle                       -          -          -        .06
                                  --------   --------   --------   --------
       Net income                $    .82   $    .72    $   2.25   $   2.03
                                  ========   ========   ========   ========

                                     AMGEN INC.
                          COMPUTATION OF PER SHARE EARNINGS
                              FULLY DILUTED COMPUTATION
                        (In thousands except per share data)
                                     (Unaudited)

                                   Three Months Ended     Nine Months Ended
                                      September 30,         September 30,
                                    1994       1993       1994       1993
                                  --------   --------   --------   --------
       Income before cumulative
         effect of a change in
         accounting principle     $113,956   $102,692   $314,880   $283,476
       Cumulative effect of a
         change in accounting
         principle                       -          -          -      8,738
                                  --------   --------   --------   --------
       Net income                 $113,956   $102,692   $314,880   $292,214
                                  ========   ========   ========   ========
       Applicable common and
         common stock equivalent
         shares:
       Weighted average shares
         of common stock
         outstanding during
         the period                132,894    134,952    133,312    135,701

       Incremental number of
         shares outstanding
         during the period
         resulting from the
         assumed exercises of
         stock options and
         warrants                    6,636      7,865      7,636      8,366
                                  --------   --------   --------   --------
       Weighted average shares
         of common stock and
         common stock equivalents
         outstanding
         during the period         139,530    142,817    140,948    144,067
                                  ========   ========   ========   ========
       Earnings   per    common
       share fully diluted:
       Income before cumulative
         effect of a change
         in accounting
         principle               $    .82   $   .72     $   2.23   $   1.97
       Cumulative effect of a
         change in accounting
         principle                       -          -          -        .06
                                  --------   --------   --------   --------
       Net income                $    .82   $    .72    $   2.23   $   2.03
                                  ========   ========   ========   ========